Exhibit 10.6

TAKE-TWO INTERACTIVE SOFTWARE, INC.
SECOND AMENDMENT TO
PERFORMANCE BASED RESTRICTED STOCK AGREEMENT

This Second Amendment (this “Second Amendment”) to the Performance Based Restricted Stock Agreement, dated as of May 20, 2011 and previously amended by the Amendment made effective as of December 2, 2014 (together, the “Agreement”), by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”), is made effective as of April 24, 2015.

WHEREAS, the Company and the Participant are parties to the Agreement; and

WHEREAS, the Company and the Participant now desire to amend the Agreement in order to amend the vesting dates applicable to certain Shares of Restricted Stock granted pursuant to the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Second Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendments to the Agreement.  Annex A attached to the Agreement shall be amended as follows:

a)             Section A., captioned “Vesting”, shall be amended in its entirety to read as follows:

“For purposes of vesting of the Restricted Shares, there shall be seven Vesting Tranches.  The number of shares, the Reference Date, and the Initial Vesting Date for each Vesting Tranche are set forth in the following table.

Vesting Tranche	Number of Shares	Reference Date	Initial Vesting Date
Tranche 1	412,500	April 1, 2011	April 1, 2012
Tranche 2	412,500	April 1, 2012	April 1, 2013
Tranche 3	412,500	April 1, 2013	April 1, 2014
Tranche 4	2,063	April 1, 2014	May 20, 2015
Tranche 5	178,063	April 1, 2014	May 21, 2015
Tranche 6	79,062	April 1, 2014	May 22, 2015
Tranche 7	153,312	April 1, 2014	May 26, 2015

On the Initial Vesting Date for each Vesting Tranche, a number of Shares of Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) equal to the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage, rounded down to the nearest whole Share.”

b)             Section B., captioned “Catch-Up Vesting”, shall be amended in its entirety to read as follows:

“In the event that fewer than 100% of the Shares in any of Vesting Tranches 1, 2, and 3 vest as of the Initial Vesting Date for such Vesting Tranche, the unvested Shares in any such Vesting Tranche shall nevertheless remain eligible to vest in three tranches as of May 21, 2015 (23.53% of the aggregate number of such Shares, as determined below, vest), May 22, 2015 (47.06% of the aggregate number of such Shares, as determined below, vest) and May 26, 2015 (29.41% of the aggregate number of such Shares, as determined below, vest), respectively (each, a “Subsequent Vesting Date”) based upon the Percentile Rank through April 1, 2015 (in each case calculated using April 1, 2011, as the Reference Date).  The aggregate number of such Shares in a given Vesting Tranche that vest over the Subsequent Vesting Dates above shall equal (x) the product of (i) the total number of Shares in such Vesting Tranche multiplied by (ii) the Vesting Percentage reduced by (y) the total number of Shares in such Vesting Tranche that have vested prior to May 21, 2015, rounded down to the nearest whole Share.”

c)              The three references to “April 1, 2015” in Section C. of Annex A, captioned “Termination; Change in Control; Forfeiture”, shall be amended to “May 26, 2015.”

d)             Notwithstanding the foregoing amendments, and for the avoidance of doubt, April 1, 2015 shall be the date used to calculate the Measurement Price to determine the Vesting Percentage for purposes of Sections A and B of Annex A.

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Second Amendment and the Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Second Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this Second Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Second Amendment and fully understands all of the provisions of this Second Amendment.

5.                                      Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Second Amendment.

7.                                      Counterparts.  This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement on the 24th April 2015.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel Emerson
Name: Daniel Emerson
Title: Executive Vice President and General Counsel

ZELNICKMEDIA CORPORATION

By:	/s/ Karl Slatoff
Name: Karl Slatoff
Title: Partner